Exhibit 99.1

September 19, 2011	Edward Vallejo
Vice President, Investor Relations
T: 856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Director, Communications
T: 856-309-4546
maureen.duffy@amwater.com

AMERICAN WATER INCREASES 2011 EARNINGS GUIDANCE

RANGE, AS ADJUSTED, TO $1.75 AND $1.82 PER SHARE

VOORHEES, N.J., September 19, 2011 – American Water Works Company, Inc. (NYSE: AWK), the largest publicly traded U.S. water and wastewater utility company, today increased its earnings guidance range, as adjusted, to $1.75 and $1.82 per share from the previous range of $1.65 and $1.75 per share. The increase in guidance is mainly due to an increase in system delivery related to a very hot and dry July in the company’s East Coast systems, favorable weather in the Midwest, cost efficiencies, and the continued expectations of a low interest rate environment.

“Despite the fact that in August some of our states experienced the effects of severe weather like Hurricane Irene, our diverse geographic footprint has mitigated that impact and we anticipate solid results for the third quarter,” said Jeff Sterba, president and CEO of American Water. “Based on the results for the summer months, our performance to date, our efforts to drive operating efficiencies, and expectations of a continued low interest rate environment, we have adjusted the range of our 2011 earnings guidance to $1.75 to $1.82 per share.”

Sterba will be giving a presentation to investors on September 20, 2011 at 10:30 a.m., which will be webcast and available in the investor relations section of the company’s Web site at www.amwater.com.

The 2011 EPS guidance, as adjusted, does not recognize the benefit to net income and EPS of the cessation of depreciation for discontinued operations in Arizona, New Mexico, Texas and Ohio. This benefit is estimated to be approximately $0.09 for 2011, which under a GAAP basis would increase the above guidance range. The company’s earnings forecasts are subject to numerous risks, including those described under “Forward-Looking Statements” below and under “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

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About American Water

Founded in 1886, American Water is the largest publicly traded U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs more than 7,000 dedicated professionals who provide drinking water, wastewater and other related services to approximately 15 million people in more than 30 states as well as parts of Canada. More information can be found at www.amwater.com.

In 2011, American Water is celebrating its 125th anniversary with a yearlong campaign to promote water efficiency and the importance of protecting water from source to tap. To learn more, visit www.amwater125.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions based on our current expectations and assumptions regarding future events and may relate to, among other things, our future financial performance, including return on equity performance, our growth and portfolio optimization strategies, our projected capital expenditures and related funding requirements, our ability to repay debt, our ability to finance current operations and growth initiatives, the impact of legal proceedings and potential fines and penalties, business process and technology improvement initiatives, trends in our industry, regulatory or legal developments or rate adjustments. Actual results could differ materially because of factors such as decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness of regulatory commissions’ actions concerning rates; changes in laws, governmental regulations and policies, including environmental, health and water quality and public utility regulations and policies; weather conditions, patterns or events, including drought or abnormally high rainfall; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; significant changes to our business processes and corresponding technology; our ability to appropriately maintain current infrastructure; our ability to obtain permits and other approvals for projects; changes in our capital requirements; our ability to control operating expenses and to achieve efficiencies in our operations; our ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for our operations; our ability to successfully acquire and integrate water and wastewater systems that are complementary to our operations and the growth of our business or dispose of assets or lines of business that are not complementary to our operations and the growth of our business; cost overruns relating to improvements or the expansion of our operations; changes in general economic, business and financial market conditions; access to sufficient capital on satisfactory terms; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase our cost and funding requirements; our ability to utilize our U.S. and state net operating

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loss carryforwards; migration of customers into or out of our service territories; difficulty in obtaining insurance at acceptable rates and on acceptable terms and conditions; the incurrence of impairment charges ability to retain and attract qualified employees; and civil disturbance, or terrorist threats or acts or public apprehension about future disturbances or terrorist threats or acts.

Any forward-looking statements we make, speak only as of the date of this release. Except as required by law, we specifically disclaim any undertaking or intention to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

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